              MASTER NOTE PURCHASE AND REPURCHASE AGREEMENT

This Master Note Purchase and Repurchase Agreement (this "Agreement") is executed as of August 31, 1997 by Emerson Musical Instruments, Inc. with an address of 28135 West Hively, Elkhart, IN 46517 ("Emerson") and Textron Financial Corporation with an address of 6120 Earle Brown Drive, Brooklyn Center, MN 55430 ("TFC").

                                   RECITALS

A. Emerson manufactures and distributes musical instruments ("Emerson Products") and extends credit to selected retail dealers of Emerson Products ("Dealers"), facilitating the acquisition of Emerson Products by such Dealers (the "Floor Plan");

B. In order to secure the Floor Plan, among other security, Emerson establishes a first priority security interest in the Emerson Products financed pursuant to the Floor Plan;

C. Emerson, from time to time, pursuant to powers of attorney granted to Emerson by Dealers, executes promissory notes on behalf of Dealers evidencing all or a portion of the outstanding indebtedness under the Floor Plan (the "Notes");

D. Emerson and TFC intend that TFC will, from time to time, in an amount not to exceed an aggregate of $1 Million at any time outstanding and with full recourse to Emerson, purchase the Notes and take an assignment of all security for, and all other rights of Emerson associated with, such Notes and the indebtedness evidenced thereby; and

E. Emerson shall be obligated to repurchase the Notes under the circumstances set forth in this agreement.

                                   AGREEMENT

In reliance upon the various representations, warranties and covenants set forth in this Agreement, Emerson and TFC agree as follows:

                         ARTICLE I - PURCHASE OF NOTES

1.1 PURCHASE OF NOTES. Provided that Emerson is in compliance with, and is not in breach of, any of its warranties, covenants or other obligations set forth in this Agreement (and will not be in breach of, or in non-compliance with, such obligations following the purchase hereinafter described), TFC will purchase Eligible Notes (as hereinafter defined) from Emerson in an aggregate amount at any time outstanding not to exceed $1 Million. The purchase price for each Eligible Note shall be equal to the outstanding principal balance of such Eligible Note at the time of purchase (the "Purchase Price").

1.2  ELIGIBLE NOTES.  An "Eligible Note" is a Note which:

          ( a )     is not in default;

          ( b )     conforms to the documentation requirements set forth in
                    Section 1.4;

          ( c )     is for a term not to exceed twenty-four (24) months;

          ( d ) provides for full straight line amortization of the principal balance thereof (or some other amortization of principal acceptable to TFC); and

          ( e ) is from a Dealer with which TFC has not had a prior unsatisfactory relationship.

In order for TFC to make a determination as to the eligibility of a Note, Emerson shall submit a list of Dealers to TFC and update such list on a regular basis. In addition, if TFC's purchase of a Note would result in the aggregate amount of outstanding principal under all Notes purchased by TFC with respect to the subject Dealer exceeding $150,000.00, such Note shall not be an "Eligible Note" unless TFC determines that the creditworthiness of such Dealer is acceptable.

1.3 MINIMUM YIELD ON PURCHASED NOTES. To the extent that any Eligible Note purchased by TFC (a "Purchased Note") accrues interest in any month at a rate (the "Note Rate") less than the Minimum Acceptable Interest Rate (as hereinafter defined), Emerson agrees to pay to TFC, on or before the twentieth (20th) day of the following month, the difference between the amount of interest accrued during such month at the Note Rate and the amount of interest which would have accrued during such month at the Minimum Acceptable Interest Rate. The Minimum Acceptable Interest Rate shall be a variable rate per annum, adjusted monthly, equal to Prime plus three and one-quarter percent (3.25%). Prime for any month shall be the greater of:
(a) the prime commercial rate of interest per annum published by the index bank referenced in the Purchased Notes on the last day of the preceding month, or
(b) Seven percent (7.0%) per annum. Unless otherwise specified in the Purchased Notes, all interest calculations under the Purchased Notes shall be done using a year of 360 days and the actual number of days elapsed in the computation period.

1.4 REQUEST FOR PURCHASE OF A NOTE. Emerson may, from time to time, request that TFC purchase Notes. Emerson shall not sell any Note to any other party unless Emerson has first requested that TFC purchase such Note. Any such request shall be made by submitting, for each Note, a completed Request for Purchase of a Note in the form attached hereto as EXHIBIT 1.4(a); and the sole original of such Note in the form attached hereto as EXHIBIT 1.4(b)
("Original Note"). In addition, TFC shall have the right to receive copies of the bookkeeping counterpart of all invoices identifying the indebtedness evidenced by such Original Note (the "Invoices") and upon such request made by TFC, Emerson shall deliver the Invoices within seven (7) business days. Such Original Note shall have been executed on behalf of the Dealer obligated thereon by an authorized officer of Emerson Musical Instruments, Inc., pursuant to a valid power of attorney, and shall be endorsed to TFC by Emerson as shown in EXHIBIT 1.4(b). The Invoices and supporting material shall collectively identify the Emerson Products being sold pursuant thereto by model and serial number, except for various accessory Emerson Products which do not bear serial numbers and which will not, in the aggregate, constitute more than five percent (5.0%) of the value of the Emerson Products identified on the Invoices. Provided that the Original Note is an Eligible Note, TFC shall pay the Purchase Price for such Note to Emerson, or Emerson's designee, in immediately available funds, by wire transfer, within ten (10) calendar days following TFC's receipt of the foregoing documents in acceptable form. If TFC determines that any Note submitted for purchase is not an Eligible Note, TFC shall return all documents associated with such submission to Emerson within five days (5) following TFC's receipt of the foregoing documents.

1.5 ASSIGNMENT OF SECURITY AND OTHER RIGHTS. In connection with each Purchased Note, Emerson assigns to TFC all of Emerson's rights to payment of the indebtedness evidenced by such Purchased Note, all of Emerson's rights associated with Emerson Products identified on the Invoices, an undivided joint interest in all other security or such indebtedness in which Emerson has an interest, and an undivided joint interest rights of Emerson associated with such indebtedness. The rights of Emerson described in the foregoing sentence include, but are not limited to, Emerson's rights under the Security Agreement and Power of Attorney entered into by Emerson with the applicable Dealer, any Guaranty and Waiver By Individual(s) or similar instrument(s) executed in connection therewith, and Emerson's interest under policies of insurance covering Emerson Products owned by the applicable Dealer. The collection of writings evidencing the rights described in this Section, including the Purchased Notes, are hereinafter referred to as the "Chattel Paper."

1.6 PERFECTION AND PROTECTION OF TFC'S INTEREST IN PURCHASED CHATTEL PAPER. TFC shall perfect its interest in all purchased Chattel Paper by filing an appropriate UCC-1 Financing Statement identifying the Chattel Paper to be purchased. In addition, all original instruments executed between Emerson and the Dealers associated with purchased Chattel Paper, pursuant to which such Dealers have granted a security interest in Emerson Products to Emerson, shall be conspicuously stamped with the legend set forth at EXHIBIT 1.6 hereto.

1.7 ALTERATION OF CHATTEL PAPER AND WAIVER OF RIGHTS. For so long as there are outstanding amounts owing to TFC under a Purchased Note or Purchased Notes, Emerson agrees not to amend, supplement or otherwise alter, or waive any rights under, any of the purchased Chattel Paper associated therewith without TFC's prior consent. TFC agrees not to amend, supplement or otherwise alter, or waive any rights under, any purchase Chattel Paper without Emerson's prior consent, except for purchased Chattel Paper associated with a Purchased Note or Purchased Notes for which Emerson has failed to honor its repurchase obligations under this Agreement.

                       ARTICLE II - REPURCHASE OF NOTES

2.1 REPURCHASE OF NOTES. Emerson shall be obligated, if requested by TFC, to repurchase all or a portion of the Purchased Notes under the following circumstances:

(a) Emerson shall be obligated, if requested by TFC, to repurchase all of the Purchased Notes relating to a particular Dealer if any of the following occur: (i) such Dealer defaults in the payment of principal and/or interest under the applicable Purchased Note(s) and such obligation(s) is past due more than ninety (90) days; (ii) such Dealer is otherwise in default under the terms of the applicable Purchased Note(s); or (iii) Emerson breaches the terms of any warranty contained in Sections 3.4 and 3.5 of this Agreement as such warranty relates to such Dealer or the applicable Purchased Notes; and

(b) Emerson shall be obligated, if requested by TFC, to repurchase ALL Purchased Notes if Emerson: (i) breaches any provision of this Agreement, other than the warranties set forth in Section 3.4 and 3.5 of this agreement;
(ii) is in default under the terms and conditions of any loan, lease, or similar agreement pursuant to which Emerson's aggregate obligations are $1 Million or more and all applicable grace periods for the cure of such default have expired; or (iii) is the subject of a bankruptcy, receivership or similar proceeding which, if involuntary, is not dismissed within thirty (30) days following its commencement.

In the event that Emerson is obligated to repurchase a Purchased Note because of a circumstance set forth in the foregoing Subparagraph (a), Clause (i) or Clause (ii), Emerson shall have the right to cause such Dealer to cure such default (in its entirety) within thirty (30) days following receipt of notice from TFC of the occurrence of such circumstance. In the event that Emerson is obligated to repurchase some or all of the Purchased Notes because of a circumstance set forth in the foregoing Subparagraph (a), Clause (iii), or Subparagraph (b), Clause (i) (expect for Emerson's breach of the warranties and/or obligations set forth in Sections 1.3, 2.2, 4.1, 4.2(b) and 4.4(b) of this Agreement), Emerson shall have the right to cure such breach within thirty
(30) days following receipt of notice from TFC of the occurrence of such breach.

2.2 REPURCHASE PRICE. The Repurchase Price for a Purchased Note shall be equal to all principal, accrued interest and other charges owing to TFC pursuant to such Purchased Note, and owing to TFC by Emerson pursuant to
Section 1.3, as of the date that Emerson pays the Repurchase Price to TFC. Emerson shall pay the Repurchase Price for a Purchased Note to TFC within fifteen (15) days following receipt of notice from TFC that Emerson is required to repurchase such Purchased Note.

2.3 REASSIGNMENT OF RIGHTS. In connection with Emerson's repurchase of a Purchased Note, TFC shall reassign to Emerson all of TFC's rights in the Chattel Paper associated therewith previously assigned to TFC by Emerson. TFC warrants that such assignment of rights shall be free and clear of the interest of any party claiming such interest through TFC. TFC shall endorse the applicable Original Note to Emerson, without recourse, and shall return such Original Note to Emerson together with the Invoices related thereto.

                      ARTICLE III - WARRANTIES OF EMERSON

     Emerson continuously warrants to TFC as follows:

3.1 ORGANIZATION. Emerson is a corporation duly organized, validity existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, operate and lease its properties and to carry on its business as presently being conducted. Emerson is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by Emerson, or the nature of the business conducted by Emerson, makes such qualification necessary, except where the failure to be so qualified would not have an adverse effect on the financial condition or business prospects of Emerson (an "Adverse Effect").

3.2 AUTHORIZATION. Emerson has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Emerson has duly approved and authorized the execution and delivery of this Agreement, and no other proceedings on the part of Emerson are necessary in connection therewith. This Agreement constitutes a valid and binding obligation of Emerson, enforceable against Emerson in accordance with its terms.

3.3  AUTHORITY.  The compliance by Emerson with the provisions hereof will not:
( a ) violate any provision of the charter documents or by-laws of Emerson;
( b ) violate any provision of, constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default under), or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Emerson, pursuant to the terms of any agreement, instrument or other obligation to which Emerson is party or by which any of Emerson's properties are bound; ( c ) violate any order, rule or regulation of any court or governmental authority; or ( d ) require the consent of, or notice to, any governmental or regulatory authority.

3.4 PURCHASED CHATTEL PAPER. All of the documents associated with purchased Chattel Paper contained in Emerson's credit or documentation files are, in all material respects, what they purport to be and, as appropriate, are valid and binding obligations of the Dealer associated therewith, enforceable against such Dealer in accordance with their terms, except: (a) as enforcement may be limited by bankruptcy or other similar laws affecting the enforcement of creditors' rights generally; and (b) that the remedy of specific performance and other forms of equitable relief are subject to judicial discretion.
Emerson has good and marketable title to the purchased Chattel Paper and to the indebtedness evidenced thereby, free and clear of all defenses, set-offs, counterclaims, liens and encumbrances of every kind and nature. Each Purchased Note constitutes a bona fide loan by Emerson to the applicable Dealer, in an amount equal to the Purchase Price for such Eligible Note. Emerson has not accepted interest, or any other similar amounts, from any Dealer obligated on any Purchased Note in advance of any due date occurring after the date that Emerson completes a Request for Purchase of a Note with respect thereto.

3.5 PRIORITY OF LIENS AND INSURANCE. Emerson has a perfected security interest in all Emerson Products owned by each Dealer associated with a Purchased Note. Emerson has a first priority security interest in each of the Emerson Products which is identified on the Invoices. Each Dealer associated with a Purchased Note has obtained property insurance covering its inventory of Emerson Products for their full replacement value and naming Emerson as Loss Payee.

3.6 REPORTS AND INFORMATION. All reports and information delivered or conveyed by Emerson to TFC pertaining to the Purchased Notes are accurate and complete in all material respects.

3.7 LITIGATION. There are no proceedings before any court or governmental authority (each a "Proceeding") pending or, to the best of Emerson's knowledge, threatened against Emerson which, if adversely determined, would have an Adverse Effect. Emerson is not subject to any judgment or other order entered in any law suit or proceeding which would have an Adverse Effect.

3.8 COMPLIANCE WITH LAWS. The Purchased Notes have been entered into by Emerson in accordance with all applicable laws and other requirements of governmental authorities (including, but not limited to, usury, equal credit opportunity and similar laws or regulations), except where the failure to comply with such laws, regulations or other requirements would not have an Adverse Effect.

          ARTICLE IV - AFFIRMATIVE AND NEGATIVE COVENANTS OF EMERSON

Emerson covenants and agrees with TFC as follows:

4.1 BOOKS AND RECORDS. Emerson shall: (a) keep accurate and complete records pertaining to the purchased Chattel Paper, and (b) permit TFC, upon reasonable notice and at reasonable times, to audit the credit and documentation files of a Dealer associated with purchased Chattel Paper, or an Eligible Note which Emerson has requested that TFC purchase.

4.2  ADDITIONAL DOCUMENTATION.   Emerson shall execute and deliver to TFC all
additional documents which TFC may, from time to time, determine are necessary or appropriate to evidence or perfect TFC's interest in the purchased Chattel Paper.

4.3 EXISTENCE, NAME AND PRINCIPAL PLACE OF BUSINESS. Emerson shall: (a) maintain its existence in good standing, and (b) deliver to TFC written notice, at least sixty (60) days in advance, of any proposed change in Emerson's name or the location of Emerson's principal place of business.

4.4 BREACH OR DEFAULT. Emerson shall notify TFC as soon as reasonably possible upon the occurrence of any circumstance which puts Emerson in breach of any of Emerson's covenants, warranties or agreements contained in this Agreement.

                           ARTICLE V - MISCELLANEOUS

5.1 TERM OF AGREEMENT. This Agreement shall be in effect for a period of three (3) years from the date hereof. TFC may terminate this Agreement if Emerson is, at any time, obligated to repurchase all Purchased Notes. Any termination or expiration of this Agreement shall not affect the obligations of Emerson and TFC under this Agreement with respect to Chattel Paper purchased by TFC from Emerson.

5.2 POWER OF ATTORNEY. Emerson irrevocably appoints TFC, and any person designated by TFC, for so long as any obligation remains outstanding under any Purchased Note, as Emerson's true and lawful attorney-in-fact to: (a) endorse, in TFC's or Emerson's name, any draft or other order for the payment of money payable to Emerson and related to the purchased Chattel Paper, and (b) execute, in TFC's or Emerson's name, all other instruments and documents necessary or appropriate to enable TFC to enforce TFC's rights in the purchased Chattel Paper against any associated Dealer.

5.3 INTEGRATION, MODIFICATION AND COURSE OF DEALING. This Agreement constitutes the entire agreement of Emerson and TFC relative to the subject matter hereof. No modification of, or supplement to, this Agreement shall bind Emerson or TFC unless in writing and signed by an authorized officer of Emerson or TFC, as appropriate. No course of dealing and no delay or failure of Emerson or TFC to exercise any right, power or privilege under this Agreement will affect any other or future exercise of such right, power or privilege.

5.4 ASSIGNMENT AND DELEGATION. Emerson shall have the right, from time to time, to sell, assign or otherwise transfer its entire interest in this Agreement to any entity which it controls, is controlled by, or is under common control with Emerson. Emerson may not assign or transfer any of its rights or delegate any of its obligations under this Agreement under any other circumstances. TFC shall have the right, from time to time, to sell, assign or otherwise transfer its interest in this Agreement and the purchased Chattel Paper, either in whole or in part, to any entity which controls, is controlled by, or is under common control with TFC.

5.5 NOTICES. All notices, requests, demands and other communications made pursuant to this Agreement (the "Notices") shall be in writing and shall be sent by certified mail, return receipt requested. All of the Notices shall be sent to TFC (Attention: Vice President - Operations) or Emerson (Attention:
Vice President of Finance) at the address for such party set forth at the end of this Agreement or to such other address as such party shall designate from time to time.

5.6 BINDING EFFECT AND GOVERNING LAW. This Agreement shall not be deemed to create any right in any party except as provided herein and shall inure to the benefit of, and by binding upon, the successors and assigns of Emerson and TFC. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REFERENCE TO APPLICABLE CONFLICT ON LAW PRINCIPLES.

The undersigned, pursuant to due corporate and/or partnership authority, have caused this Agreement to be executed as of the date set forth above.

                                   TFC:

                                   TEXTRON FINANCIAL CORPORATION


                                   By:          s/Gary R. Kamrath
                                               --------------------------------
                                   Print Name:   Gary R. Kamrath
                                               --------------------------------
                                   Print Title:  Vice President
                                               --------------------------------
                                   Address:      6120 Earle Brown Drive
                                                 Brooklyn Center, MN  55430

                                   EMERSON:

                                   EMERSON MUSICAL INSTRUMENTS, INC.


                                   By:           s/M.R. Vickrey
                                               --------------------------------
                                   Print Name:   M.R. Vickrey
                                               --------------------------------
                                   Print Title:  Treasurer
                                               --------------------------------
                                   Address:      28135 West Hively
                                                 Elkhart, IN  46517

                                                                    EXHIBIT 1.6



Emerson Musical Instruments, Inc. has assigned a portion of its rights under this agreement to Textron Financial Corporation ("TFC") in connection with TFC's purchase of certain indebtedness secured hereby.

                                  TFC TEXTRON
                               THE FIRST CHOICE

                             CONTINUING GUARANTEE

                                        Re: EMERSON MUSICAL INSTRUMENTS, INC.
                                            ("DEBTOR")

GUARANTEE (this "Guarantee") dated as of August 31, 1997, executed by the undersigned ("Guarantor") in favor of Textron Financial Corporation ("TFC").

Guarantor, in order to induce TFC to enter into the Master Note and Repurchase Agreement with Debtor dated August 31, 1997 and to extend credit to Debtor's dealers from time to time, and for other valuable consideration, the receipt of which is hereby acknowledged, does hereby unconditionally and irrevocably, except as hereinafter provided, guarantee to TFC, without offset or deduction, the prompt payment and performance when due, whether by acceleration or otherwise, of all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, whether now in existence or hereafter created, of Debtor owing to TFC (the payments, duties, agreements, covenants and obligations of Debtor hereby guaranteed are hereinafter referred to, individually, as an "Obligation" and, collectively, as the "Obligations"). This Guarantee is a guarantee of payment, not of collection, and of the punctual and faithful performance by Debtor of each and every Obligation.

In the event debtor does not or is unable to pay or perform any Obligation, for any reason, or an event of default has occurred under any Obligation (including, without limitation, the liquidation, bankruptcy, assignment for the benefit of creditors, or other similar proceedings affecting the status, existence, assets or obligations of Debtor), Guarantor hereby agrees that it will pay directly to TFC, as a primary obligor, the sums which Debtor is obligated to pay to TFC, whether by acceleration or otherwise, and provide for and bring about promptly when due such payment and the performance of such Obligations. Guarantor acknowledges that it is fully aware of, and consents to the terms and conditions of, the Obligations that are in existence as of the date hereof.

This Guarantee is a continuing guarantee and shall continue to apply without regard to the form or the amount of the Obligations. In the event that the Obligations are at any time paid and performed in full and TFC does not have any outstanding loan or lease commitment to Debtor of any kind whatsoever, Guarantor may revoke this Guarantee by written notice to TFC; provided, however, that such revocation shall not be effective with respect to any Obligation arising or incurred by Debtor prior to TFC's receipt of such notice.

The liability of Guarantor under this Guarantee shall be absolute and unconditional and shall not be released or discharged for any reason whatsoever, including, without limitation, the following: (i) the waiver by TFC of the performance or observance by Debtor of any Obligation or any default thereunder, (ii) the extension of time for payment by Debtor of any sums or any part thereof owing or payable to TFC, the extension, amendment or renewal of any agreement creating an Obligation or the substitution for such agreement of new contracts containing different terms, (iii) any failure, omission, or delay of TFC to enforce, assert or exercise any right power or remedy conferred on TFC, or any action on the part of TFC granting extension or indulgence in any provided, however, that unless and until all Obligations shall have been performed, Guarantor shall not claim or enforce any right of subrogation, reimbursement or indemnity against Debtor, or any other right or remedy against Debtor which might otherwise arise on account of any loan or payment made by Guarantor or act or thing done by guarantor on account of or in accordance with this Guarantee or otherwise. This Guarantee shall not be deemed to create any right in any party except as provided herein nor be construed in any respect to be a contract in whole or in part for the benefit of any other party except the successors and assigns of TFC. This Guarantee shall inure to the benefit of and be binding upon the successors and assigns of Guarantor and TFC. Guarantor agrees that TFC may, without the consent of, or notice to, Guarantor, assign its rights hereunder to any other person or entity to which any Obligations are transferred, assigned or negotiated. Guarantor shall be liable for all reasonable attorneys' fees and other fees, costs and expenses of TFC incurred in connection with the enforcement by TFC of its rights hereunder.

                                  TFC TEXTRON
                               THE FIRST CHOICE

                      (ASSISTANT) SECRETARY'S CERTIFICATE

The undersigned,          Dennis M. Hanson                                   ,
                ------------------------------------------------------------
Secretary of EMERSON MUSICAL INSTRUMENTS, INC. (the "Company"), in order to induce Textron Financial Corporation ("TFC") and/or Textron Capital Corporation ("TCC") to enter into the Agreement(s) (as hereinafter defined), certifies to TFC and TCC that:

1. The Company is duly organized, validly existing and in good standing under the laws of the State or Commonwealth of DELAWARE; the Company has full corporate power and authority to execute, enter into and deliver the MASTER NOTE AND REPURCHASE AGREEMENT dated AUGUST 31, 1997, between the Company and TFC and/or TCC (the "Agreement(s)"); and all corporate action necessary to authorize the execution, delivery and performance of the Agreement(s) has been taken and such action has not been modified or rescinded in any respect.

2. Each of the following persons is a duly elected (or appointed), qualified and acting officer of the Company, having full power and authority to act alone on behalf of the Company with respect to the Agreement(s), including any future modification(s) thereof, and to execute and deliver such other instruments and agreements in connection therewith as he or she may deem necessary or proper; and the signature appearing opposite his or her name below is his or her genuine signature:

     NAME                       OFFICE            SIGNATURE

Michael R. Vickrey            Treasurer           s/Michael R. Vickrey
--------------------     --------------------    ---------------------------

--------------------     --------------------    ---------------------------

--------------------     --------------------    ---------------------------


IN WITNESS WHEREOF, the undersigned has hereunto signed his or her name and imprinted the seal of the Company as of the date set forth below.

                                   s/Dennis M. Hanson
                                   ------------------------------
                                   Secretary

September 2, 1997                              [SEAL]
----------------

1044P (Gen.)
(Asst.) Secretary's Certificate